Onestop Assurance PAC
10 Anson Road
#06-15 International Plaza
Singapore 079903
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated September 5, 2024 except for Note 1 and the effects of the resulting retrospective adjustments, as to which the date is October 16, 2024 in the Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated balance sheets of Vistek Limited and its subsidiaries (collectively, the "Company") as of February 29, 2024 and February 28, 2023, the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended February 29, 2024 and the related notes (collectively referred to as the "financial statements").

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Onestop Assurance PAC

Onestop Assurance PAC
Singapore

November 21, 2024